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                 GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                                      Exhibit 21


                           SUBSIDIARIES OF GLENAYRE


The following subsidiaries are wholly-owned, directly or indirectly, by Glenayre as of March 2001


   Name of Subsidiary                             Jurisdiction of Incorporation
   ------------------                             -----------------------------

   Glenayre Electronics, Inc.                     Colorado, U.S.A.
   Glenayre Manufacturing Ltd.                    Canada
   Glenayre Electronics Singapore PTE Ltd.        Singapore
   Glenayre Electronics (UK) Limited              United Kingdom
   Glenayre Digital Systems, Inc.                 North Carolina, U.S.A.
   Glenayre Electronics Capital Corporation       North Carolina, U.S.A.
   Glenayre de Mexico S.A. de C.V.                Mexico
   Glenayre Administracion, S.A. de C.V.          Mexico
   Glenayre Electronics South America Ltda.       Brazil
   Glenayre Electronics Europe B.V.               Netherlands
   Glenayre Electronics (Hong Kong) Limited       Hong Kong
   Glenayre Electronics Philippines, Inc.         Philippines
   Glenayre Electronics (Korea) Limited           Korea
   Glenayre Electronics Middle East LLC           United Arab Emirates
   Glenaye Electronics Export Sales Corporation   Barbados
   Glenayre (India) Private Limited               India
   Glenayre Electronics (Beijing) Co., Ltd.       China
   Glenayre Electronics (Proprietary) Limited     South Africa
   Glenayre.Net, Inc.                             California, U.S.A.
   Nihon Glenayre Electronics K.K.                Japan
   GTI Acquisition Corp.                          Delaware, U.S.A.
   Open Development Corporation                   Delaware, U.S.A.
   Wireless Access, Inc.                          California, U.S.A.



-----------------------------

  The names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.